UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: June 18, 2015

Learning Tree International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27248	95-3133814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1831 Michael Faraday Drive, Reston, Virginia		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 709-9119

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 18, 2015, Learning Tree International, Inc.’s (the “Company”) wholly owned subsidiary, Learning Tree International USA, Inc. (“LTRE(USA)”), was awarded a new General Services Administration (“GSA”) Schedule 70 contract (“New GSA Schedule”). The amount of the award under this Indefinite Delivery, Indefinite Quantity Contract was for an aggregate of $320.0 million, which amount is based on an assumption of Learning Tree USA providing $16.0 million in services annually under the New GSA Schedule over a 20 year period. The New GSA Schedule will ultimately replace LTRE(USA)’s existing GSA Schedule 70 contract (“Prior GSA Schedule”), which is set to expire on October, 2016.

With the award of the New GSA Schedule, the Company will continue to have the ability to provide services through the New GSA Schedule after the Prior GSA Schedule terminates. As of the date hereof, the Company does not anticipate that the award of the New GSA Schedule will result in any additional business or revenue to the Company than the Company expected to receive prior to the award of the New GSA Schedule.

Disclosures About Forward-Looking Statements

Certain statements set forth in this Current Report on Form 8-K relate to management’s future plans, objectives and expectations. Such statements are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this Current Report on Form 8-K, including, without limitation, references regarding the possibility that the Company may be able to develop a plan to regain compliance with the listing requirements, its right to appeal any Nasdaq determination and any implication that the Company may request continued listing are forward-looking statements. These statements express, or are based on, management’s current expectations and forecasts about future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 18, 2015	LEARNING TREE INTERNATIONAL, INC.

	By:	/s/ Max Shevitz
Max Shevitz
President